Price Waterhouse LLP
                                121 SW Morrison
                                  Suite 1800
                             Portland, Oregon  97204


February 27, 1998

Securities and Exchange Commission
450 Fifth Street, NW
Washington, D.C.  20549


Ladies and Gentlemen:

                              Agritope, Inc.
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We have read Item 4 of  Agritope,  Inc.'s Form 8-K dated,  February 23, 1998 and are in agreement with the statements contained in paragraph 4(a) therein.


Your very truly,


/s/ Price Waterhous LLP
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Price Waterhouse LLP